AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this "Agreement") is entered into as of August 21, 2017, by and between Victory Energy Corporation ("Company") and Kenneth E. Hill ("Executive").

WITNESSETH:

WHEREAS, Executive was appointed on January 1, 2012 as the Chief Executive Officer, Secretary and Treasurer of the Company;

WHEREAS, effective January 7, 2012, the Company and the Executive entered into an Employment Agreement (the “Prior Agreement”), which this Agreement amends, replaces and supersedes in its entirety as of the Effective Date of this Agreement (as defined herein); and

WHEREAS, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement, and Executive is willing to perform services for the Company for such period, upon the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.Term. The three-year term of employment under this Agreement commences and this Agreement shall be effective as of the date hereof (the "Effective Date") and shall terminate on the third anniversary of the date hereof, unless sooner terminated in accordance with the terms hereof (the "Initial Term"); provided that on the third anniversary of the date and on each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Agreement shall automatically renew for additional one year periods, unless the Company or Executive gives written notice to the other of non-renewal of this Employment Agreement within a 30-day period immediately prior to the applicable Renewal Date. Should the Company provide notice to the Executive of non-renewal, the Executive shall be considered to have been terminated without Cause and shall be entitled to the benefits as outlined herein in Section 5(c). The period during which Executive is employed by the Company hereunder is hereinafter referred to as the “Term.”

2.Employment Duties. During the Term, Executive shall be employed by Company, and the Executive shall serve, as the Company's Chief Executive Officer and shall have such duties, responsibilities and authority as shall be consistent with that position. In addition to the above, the Executive shall serve also as the interim Treasurer and Corporate Secretary until such time as a suitable replacement has been appointed by the Company’s Board of Directors. The Executive shall also be nominated as a candidate to serve on the Company’s Board of Directors at each stockholder meeting at which directors are elected during the Term.

3.Compensation; Benefits

a.
Base Salary. During the Term, Executive shall receive an annual salary ("Base Salary") at the rate of $250,000 payable in equal semi-monthly installments in accordance with the Company’s customary payroll practices and applicable wage payment laws.

b.
Equity. In consideration of Executive entering into this Agreement and as an inducement to continue to be employed by the Company, the Company is, on the date hereof and pursuant to the option agreement in the form attached hereto as Exhibit A, hereby granting to the Executive an option to purchase 7,500,000 shares of the Company’s common stock, which is $300,000 divided by the closing price per share of the Company’s common stock on the date hereof.  The option shall have an exercise price equal to the closing price per share of the Company’s common stock on the date hereof and contain a cashless exercise provision.  The option shall contain standard anti-dilution language that requires an adjustment to the exercise price and number of shares underlying the option upon a split or reverse split of the Company’s common stock.

c.	Annual Bonus. The Executive and the Board will by mutual agreement determine the goals by which an annual bonus is to be determined.

d.
Compensation Review. At least annually, and no later than the 1st day of November of each year, the Board shall review the Base Salary, bonus, and other compensation of Executive based upon performance and other factors deemed appropriate by the Compensation Committee of the Board or the Board, as applicable, and make such increases, supplemental bonus payments, or other incentive awards as it deems fit.

e.
Fringe Benefits. In addition to the Base Salary, bonus and other compensation described in this Section 3, Executive shall be entitled to receive any fringe benefits (whether subsidized in part, or paid for in full by Company including, but not limited to, medical, dental, life and disability insurance, and 401(k) Savings and Retirement Plan, which the Company now, or in the future, pays or subsidizes for any of its professional/technical or management employees, or employees in the same class as Executive.

4.Termination.

a.	Death. The Term and Executive's employment hereunder shall terminate upon Executive's death.

b.
Disability. In the event Executive incurs a Disability for a continuous period exceeding ninety (90) days, the Company may, at its election, terminate the Term and Executive's employment by giving Executive a notice of termination as provided in Section 4(e). The term "Disability" as used in this Agreement shall mean the inability of Executive to substantially perform his duties under this Agreement, as a result of a physical or mental illness or personal injury he has incurred, as determined by an independent physician selected with the approval of the Company and Executive or his personal representative.

c.
Cause. The Company may terminate this Agreement at any time during the Term and discharge Executive for Cause by giving Executive a notice of termination as provided in Section 4(e). "Cause" shall mean:

i.	Executive's misappropriation or theft of the Company's or any of its subsidiary's funds or property;

ii.
Executive’s willful or habitual breach of Executive’s employment duties, provided that the Company shall give Executive notice of such breach and Executive shall not have cured such breach within thirty (30) days of such notice;

iii.	Executive’s willful misconduct that causes material harm to the Company, or any fraud, dishonesty, deliberate injury or intentional material misrepresentation by Executive to the Company;

iv.	Executive's conviction of, or plea of guilty or nolo contendere to, any felony or to any crime involving dishonesty or moral turpitude; or

v.	Executive's complete and total abandonment of his duties hereunder for a period of thirty consecutive days (other than for reason of Disability).

d.
Good Reason. Executive may terminate his employment and the Term at any time for Good Reason by giving written notice as provided in Section 4(e), which shall set forth in reasonable detail the facts and circumstances constituting Good Reason. "Good Reason" shall mean the occurrence of any of the following during the Term; provided, however, that such termination may only be effected if such written notice is delivered to the Company within thirty (30) days of the event or circumstances purporting to constitute Good Reason:

i.
without the consent of Executive, the Company materially reduces Executive's title, duties or responsibilities under Section 2 or Executive’s Base Salary without the same being corrected within 30 days after being given written notice thereof;

ii.
without the consent of Executive, the Company changes Executive’s principal employment location more than 50 miles without the same being corrected within 30 days after being given written notice thereof

iii.	the Company fails to pay any regular semi-monthly installment of Base Salary to Executive and such failure to pay continues for a period of more than 30 days;

iv.	the Company breaches Section 8 without the same being corrected within 30 days after being given written notice thereof;

v.
any material breach by the Company of any material provision of this Agreement or any material provision of any other agreement between Executive and the Company, which material breach is not cured within the 30 days after the Company being given written notice thereof; or

vi.	the refusal to assume this Agreement by any successor or assign of the Company as provided in Section 8.

e.
Other Termination. The Company may at any time written notice to the Executive terminate the Term and the Executive’s employment hereunder other than pursuant to Section 4(a), 4(b), or 4(c) hereof. The Executive may at any time upon written notice to the Company terminate the Term and the Executive’s employment hereunder other than for Good Reason.

f.
Notice of Termination. Any termination of this Agreement by the Company (other than for Cause) or by Executive shall be communicated in writing to the other party at least 30 days before the date on which such termination is proposed to take effect. Any termination of this Agreement by the Company for Cause shall be communicated in writing to the Executive and such termination shall be effective immediately upon receipt of such notice. With respect to any termination of this Agreement by the Company for Cause or by the Executive for Good Reason, such notice shall set forth in detail the facts and circumstances alleged to provide a basis for such termination.

5.Payments Upon Termination.

a.
Death or Disability. If Executive's employment shall be terminated by reason of death or Disability, the Company shall pay Executive's estate or Executive the portion of the Base Salary which would have been payable to Executive through the date his employment is terminated; plus, any other amounts earned, accrued or owing as of the date of death or Disability of Executive but not yet paid to Executive under Section 3. In the event of the death or Disability of the Executive, then any payment due under this Section 5(a) shall be made to Executive's estate, heirs, executors, administrators, or personal or legal representatives, as the case may be.

b.
Cause and Voluntary Termination. If Executive's employment shall be terminated for Cause or the Executive terminates his employment (other than for Good Reason, death or Disability), then without waiving any rights or remedies by reason thereof:

i.	the Company shall pay Executive his Base Salary under Section 3 through the date of termination; and

ii.	except as otherwise provided in this subsection (b), the Company shall have no further obligations to Executive under this Agreement.

c.
Other Than For Cause. If Executive's employment is terminated by the Company (other than as a result of death, Disability or Cause as specified in Section 5(a) or (b) above) or is terminated by Executive for Good Reason, Executive shall be entitled to the following:

i.
a lump sum payment in an amount equal to product of (A) the Base Salary under this Agreement and bonus paid to Executive during the immediately preceding twelve month period ending on the date of termination of employment, multiplied by (B) fifty percent (50%).

ii.
notwithstanding the above, if Executive's termination of employment by the Company or the Executive is within 6 months before or 24 months following the occurrence of a Change of Control (as defined in Section 6 below), such lump sum payment shall be equal to product of (A) the Base Salary under this Agreement and the maximum Bonus under this Agreement, multiplied by (B) one hundred percent (100%); and all stock options shall immediately vest.

iii.	all Base Salary earned, accrued or owing through the date his employment is terminated but not yet paid to Executive under Section 3;

iv.
continued participation in all employee benefit plans, programs or arrangements available to the Company executives in which Executive was participating on the date of termination until the earliest of (but only to the extent the terms of such benefit plans, programs or arrangements permit such continued participation):

1.
the second anniversary of the date of Executive's termination of employment, provided that if Executive's termination of employment by the Company or the Executive is within 6 months before or 24 months following the occurrence of a Change of Control, then Executive shall be entitled to continue to participate in such employee benefit plans, programs or arrangements until the third anniversary of the date of Executive's termination of employment; the date this Agreement would have expired (with timely written notice) but for the occurrence of the date of termination; or

2.
the date, or dates, the Executive receives coverage and benefits under the plans, programs and arrangements of a subsequent employer (such coverages and benefits to be determined on a coverage-by- coverage, or benefit-by-benefit, basis); provided that if Executive is precluded from continuing his participation in any employee benefit plan, program or arrangement as provided in this clause (iv), the Company shall provide him with similar benefits provided under the plan, program or arrangement in which he is unable to participate for the period specified in this clause (iv).

v.
The payment of the lump sum amount under Section 5(c)(i) or 5(c)(ii) shall be made on or before the earlier of the date ending on the expiration of three months following the date of termination of Executive's employment or the death of the Executive. To the extent any payment under Section 5(c)(i) or 5(c)(ii) is deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, then such payment shall be made on or before the earlier of the date ending on the expiration of six months following the date of termination of Executive's employment or the death of the Executive.

vi.
Executive or Executive’s estate, heirs, executors, administrators, or personal or legal representatives, as the case may be, shall be entitled to three years from the date of Executive's termination of employment to exercise all options granted to him that are vested and exercisable. All such options not exercised within such three-year period shall be forfeited. All options and restricted stock that are not vested and exercisable pursuant to this Agreement or otherwise as of the date of, or as a result of, Executive's termination of employment shall be forfeited.

vii.
In the event of the death or Disability of the Executive following the termination of the Executive under this Section 5(c), then any payment due under this Section 5(c) shall be made to Executive's estate, heirs, executors, administrators, or personal or legal representatives, as the case may be.

Notwithstanding anything to the contrary contained in this Section 5(c) or elsewhere in this Agreement, the Company shall not be obligated to pay to the Executive any amounts under this Section 5(c) (other than the amounts provided for in 5(c)(iii)) unless and until the Executive delivers to the Company a release that releases the Company from any and all claims and liabilities (including liability for unknown claims) that the Executive may have against the Company that is in form and substance reasonably satisfactory to the Company.

6.Change of Control. For purposes of this Agreement, a "Change of Control" shall mean the consummation or occurrence of one or more of the following:

a.
the acquisition by any individual, entity or group of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (B) any acquisition by Executive, by any group of persons consisting of relatives within the second degree of consanguinity or affinity of Executive or by any affiliate of

Executive, (C) any acquisition by an entity pursuant to a reorganization, merger or consolidation, unless such reorganization, merger or consolidation constitutes a Change of Control under clause (b) of this Section 6, or (D) any transactions contemplated by that certain Transaction Agreement of even date herewith between the Company and Armacor Victory Ventures, LLC;

b.
the consummation of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation;

c.
the (i) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, unless the successor entity existing immediately after such sale or disposition is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition; or

d.	the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

Notwithstanding the foregoing, a Change of Control will not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A.

7.Section 280G.

a.
280 G Payments. If any of the payments or benefits received or to be received by Executive (including, without limitation, any payment or benefits received in connection with a Change of Control or the Executive’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement, or otherwise) (all such payments collectively referred to herein as the “280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Company shall pay to the Executive, no later than the time such Excise Tax is required to be paid by Executive or withheld by the Company, an additional amount equal to the sum of the Excise Tax payable by the Executive, plus the amount necessary to put Executive in the same after-tax position (taking into account any and all applicable federal, state, and local excise, income, or other taxes at the highest applicable rates on such 280G Payments and on any payments under this Agreement or otherwise) as if no Excise Tax had been imposed.

b.
Calculations. All calculations and determinations under this Section 7 will be made by an independent accounting firm or independent tax counsel appointed by the Company (the ”Tax Counsel”) whose determinations will be conclusive and binding on the Company and Executive for all purposes. For purposes of making the calculations and determinations required by this Section 7, the Tax Counsel may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Company and Executive shall furnish the Tax Counsel with such information and documents as the Tax Counsel may reasonably request in order to make its determinations under this Section 7. The Company will bear all costs the Tax Counsel may reasonably incur in connection with its services.

8.Indemnification.

a.
Indemnification by Company. The Company shall indemnify and hold Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees incurred by Executive, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which Executive is made or is threatened to be made a party by reason of the fact that Executive is or was an officer or Director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company).

b.
Advance Payment. Notwithstanding anything in the Company's Articles of Incorporation, the by-laws or this Agreement to the contrary, if so requested by Executive, the Company shall advance any and all Expenses (as defined below) to Executive ("Expense Advance"), within 15 days following the date of such request and the receipt of a written undertaking by or on behalf of Executive to repay such Expense Advance if a judgment or other final adjudication adverse to Executive (as to which all rights of appeal therefrom have been exhausted or lapsed) establishes that Executive, with respect to such Claim, is not eligible for indemnification. "Expenses" shall include attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any indemnifiable event. A "Claim" shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or other, including without limitation, an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether predicated on foreign, federal, state or local law and whether formal or informal.

9.Binding Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Executive and the Company and their respective heirs, legal representatives and permitted successors and assigns. If the Company shall at any time be merged or consolidated into or with any other entity, the provisions of this Agreement shall survive any such transaction and shall be binding on and inure to the benefit and responsibility of the entity resulting from such merger or consolidation (and this provision shall apply in the event of any subsequent merger or consolidation), and the Company, upon the occasion of the above-described transaction, shall include in the appropriate agreements the obligation that the payments herein agreed to be paid to or for the benefit of Executive, his beneficiaries or estate, shall be paid.

10.Dispute Resolution. Any controversy or claim arising with regard to this Agreement shall be settled by expedited arbitration in accordance with the provisions of the Texas Arbitration Act. The controversy or claim shall be submitted to an arbitrator appointed by the presiding judge of the Travis County, Texas Judicial District Court. The decision of the arbitrator shall be final and binding upon the parties hereto and shall be delivered in writing signed by the arbitrator to each of the parties hereto. Any appeal arising out of the ruling of any arbitrator shall be determined in a court of competent jurisdiction in Austin, Texas, or the federal court for Austin, Texas, and each party waives any claim to have the matter heard in any other local, state, or federal jurisdiction. The prevailing party in the arbitration proceeding or in any appeal shall be entitled to recover attorney's fees, court costs and all related costs from the non-prevailing party. If the controversy or claim arises with regard to any severance or separation payment required under Section 6 of this Agreement and the arbitrator rules in favor of Executive with respect thereto, then:

a.
any award or sums due and owing to Executive under the terms of this Agreement shall be increased by an amount equal to the product of one month of Executive's Base Salary in effect immediately prior to the termination of this Agreement, multiplied by (i) if such award or sums is payable under Section 5(c), then the number of 30 day periods or part thereof that has elapsed after the date ending six months after the date of Executive's termination or separation or (ii) otherwise, the number of 30 day periods or part thereof that has elapsed after the date of Executive's termination;

b.
if the Company fails to comply with any such ruling of the arbitrator, or if the Company unsuccessfully appeals any such ruling of the arbitrator, then any award or sums due and owing to Executive under the terms of this Agreement shall be increased by an amount equal to the product of one month of Executive's Base Salary in effect immediately prior to the termination of this Agreement, multiplied by the number of 30 day periods or part thereof that has elapsed after the date of the arbitrator's initial decision or determination; and

c.
If the arbitrator in such initial arbitration proceeding, or any court in any appeal thereof determine that Company acted in bad faith, or frivolously, in claiming "Cause" as its reason for termination of this Agreement, or in failing to offer to the Executive the severance or separation payment pursuant to Section 6 of this Agreement, then the Executive shall be entitled to receive and Company shall be ordered to pay to Executive as a penalty an amount equal to $100,000.00 in addition to the payments required under Section 6 of this Agreement and any other amounts due under this Agreement.

11.Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations and to the extent that any performance is required following termination of this Agreement. Without limiting the foregoing, Section 4 through 22 shall expressly survive the termination of this Agreement.

12.Non-assignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries, dependents or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 12 shall preclude (a) Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or (b) the executors, administrators or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

13.Amendments to this Agreement. Except for increases in the Base Salary and other compensation made as provided in Section 3, this Agreement may not be modified or amended except by an instrument in writing signed by the Executive and the Company. No increase in the Base Salary or other compensation made as provided in Section 3 will operate as a cancellation or termination of this Agreement.

14.Waiver. No term or condition of this Agreement shall be deemed to have been waived nor there any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

15.Severability. If, for any reason, any provision of this Agreement is held invalid, illegal or unenforceable such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement not held so invalid, illegal or unenforceable, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. In addition, if any provision of this Agreement shall be held invalid, illegal or unenforceable in part, such invalidity, illegality or unenforceability shall in no way affect the rest of such provision not held so invalid, illegal or unenforceable and the rest of such provision, together with all other provisions of this Agreement, shall, to the full extent consistent with law, continue in full force and effect. If any provision or part thereof shall be held invalid, illegal or unenforceable, to the fullest extent permitted by law, a provision or part thereof shall be substituted therefor that is valid, legal and enforceable.

16.Notices. Any notice, request, or other communication required or permitted pursuant to this Agreement shall be in writing and shall be deemed duly given when received by the party to whom it shall be given or three days after being mailed by certified, registered, or express mail, postage prepaid, addressed as follows:

If to Company:	Attn: Chairman of the Board 3355 Bee Caves Road, Austin, Texas 78746
If to Executive	Mr. Kenneth Hill 11617 Woodland Hills Trail, Austin, Texas 78732

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

17.Headings. The headings of Sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.Governing Law. This Agreement has been executed and delivered in the State of Texas, and its validity, interpretation, performance and enforcement shall be governed by the laws of Texas, without giving effect to any principles of conflicts of law.

19.Withholding. All amounts paid pursuant to this Agreement shall be subject to withholding for taxes (federal, state, local or otherwise) to the extent required by applicable law.

20.Counterparts. This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one original Agreement.

21.Section 409A.

a.
General Compliance. This Agreement is intended to comply with Section 409A or an exemption thereunder and will be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral will be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement will be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment will only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

b.
Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to Executive in connection with his termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and Executive is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit will not be paid until the first payroll date to occur following the six-month anniversary of the termination date or, if earlier, on the Executive's death (the "Specified Employee Payment Date"). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date and interest on such amounts calculated based on the applicable federal rate published by the Internal Revenue Service for the month in which the Executive's separation from service occurs will be paid to Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments will be paid without delay in accordance with their original schedule.

c.	Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement will be provided in accordance with the following:

i.
the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

ii.	any reimbursement of an eligible expense will be paid to Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

iii.	any right to reimbursements or in-kind benefits under this Agreement will not be subject to liquidation or exchange for another benefit.

d.
Tax Gross-ups. Any tax gross-up payments provided under this Agreement will be paid to Executive on or before December 31 of the calendar year immediately following the calendar year in which Executive remits the related taxes.

22.Entire Agreement. This Agreement contains the entire understanding between the parties hereto and as of the Effective Date supersedes the Prior Agreement and any other prior employment agreement between the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided and not expressly provided for in this Agreement.

IN WITNESS WHEREOF, Company has caused its duly authorized officer and directors to execute and attest to this Agreement, and Executive has placed his signature hereon, effective as of the Effective Date.

VICTORY ENERGY CORPORATION

BY: /s/ Kenneth E. Hill
Name: Kenneth E. Hill
Title: Chief Executive Officer

KENNETH E. HILL:

/s/ Kenneth E. Hill
    Kenneth E. Hill

EXHIBIT A

Form of Option Agreement

1

VICTORY ENERGY CORPORATION
OPTION AGREEMENT

OPTION AGREEMENT (this “Agreement”), dated August 21, 2017, by and between VICTORY ENERGY CORPORATION, a Delaware corporation (the “Company”), and Kenneth Hill (the “Option Holder”).
RECITAL
Pursuant to an agreement between the Company and the Option Holder, the Company agreed to grant an option to the Option Holder for the purchase of 7,500,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”).
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	GRANT OF OPTION.
Subject to the terms and conditions herein, the Company hereby grants to the Option Holder an option (the “Option”) to purchase seven million five hundred thousand (7,500,000) shares of its Common Stock (the “Option Shares”), at an exercise price of $0.04 per share (the “Exercise Price”), as may be adjusted from time to time as provided in this Agreement.

2.	EXERCISE OF THE OPTION.
(a)    Subject to adjustments as provided in Section 5 herein, the Option shall be cumulatively exercisable by the Option Holder in accordance with the following vesting schedule: 1/36 of the total Option Shares shall vest each month for 36 months, beginning on the first day of the month following the date hereof.
(b)    The Option shall expire on August 21, 2027 subject to earlier termination as provided herein.

3.	RIGHTS OF HOLDER.
The Option Holder shall not have any rights to dividends or any other rights of a stockholder with respect to any Option Shares until such shares shall have been issued to him (as evidenced by the appropriate entry on the transfer books of the Company) upon purchase of such shares upon exercise of the Option. Furthermore, nothing contained in this Agreement shall confer upon the Option Holder any right to be in the employ of the Company or its subsidiaries beyond what is called for in the Option Holder’s employment agreement, if any.

2

4.	NON-TRANSFERABILITY OF OPTION.
This Option shall not be transferable other than by will or by the laws of descent and distribution, and may be exercised during the Option Holder’s lifetime only by him.

5.	ADJUSTMENTS.
(a)    Adjustments by the Company. In the event of a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions, by the Company during the term of the Option, the Board of Directors of the Company shall make such equitable adjustments of the number and class of shares then covered by the Option, or of the Exercise Price, or both, whose determination shall be conclusive. To the extent practicable, the Company shall give the Option Holder prior notice of any such event, provided that the failure by the Company to give such notice shall not subject the Company to any liability herein.
(b)    Adjustments Due to Merger, Consolidation, Reorganization, Asset Sale, Liquidation, etc.
(i)    If the Company shall be the surviving corporation in any reorganization, merger, consolidation, etc. of the Company with one or more other corporations, any then outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, consolidation, etc. with a corresponding proportionate adjustment of the Exercise Price as to which such Option may be exercised so that the aggregate Exercise Price as to which such Option may be exercised shall be the same as the aggregate Exercise Price as to which such Option may be exercised for the shares remaining subject to the Option immediately prior to such reorganization, merger, consolidation, etc.
(ii)    In the event of a merger or consolidation in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a “Corporate Transaction”), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Options: (A) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (B) upon written notice to the Option Holder, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the Option Holder within a specified period following the date of such notice; or (C) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the “Transaction Price”), make or provide for a cash payment to the Option Holder equal to the difference between the Transaction Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Transaction Price) and the aggregate Exercise Price of all such outstanding Options in exchange for the termination of such Options.

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6.	RESERVATION OF SHARES.
The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement. The Company shall list such shares of Common Stock on the national securities exchange or automated quotation system on which the Company’s Common Stock is then listed. Notwithstanding the foregoing, the Option Holder acknowledges that the Company does not currently have sufficient authorized shares of Common Stock to permit the exercise of the Option and, accordingly, the Option Holder agrees not to exercise this option until such time as the Company notifies the Option Holder that there is sufficient authorized Common Stock available to permit the exercise of the Option. The Company will use its best efforts to increase the authorized Common Stock of the Company or reverse split the outstanding Common Stock of the Company, or both, such that there will be sufficient authorized Common Stock to permit the exercise of this Option.

7.	EXERCISE PROCEDURE.
(a)    Procedure. The Option Holder may exercise the Option, at any time or from time to time as provided herein, by delivering to the Company a written notice duly signed by the Option Holder instructing the Company either (i) that it is exercising the Option and paying the Exercise Price and delivering to the Company along with the notice funds equal to the Exercise Price or (ii) that it desires to exercise the Option on a cashless basis and instructing the Company to withhold from the purchased Option Shares issuable upon the exercise of the Option the number of whole shares of Common Stock having a Fair Market Value (defined below), as determined by the Company, that is equal to the Exercise Price;
(b)    The notice may be in form of the “Exercise of Option to Purchase Shares” attached hereto. Following receipt by the Company of such notice of exercise or full payment of the Exercise Price, the Company shall issue, as soon as practicable, a stock certificate for the purchased Option Shares, subject to Section 7(a), in the name as designated by the Option Holder and deliver the certificate to the Option Holder.
(c)    For purposes of this Section 7, “Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Company, in its discretion, subject to the following:
(i) If, on such date, the Common Stock is listed or traded on a national or regional securities exchange or market system, constituting the primary market for the Common Stock, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the Common Stock is so quoted instead) on the determination date (or, if no sales occur on such date, on the last preceding date on which such sales of Common Stock are so reported) as quoted on such exchange and as reported in The Wall Street Journal, pink sheets or such other source as the Company deems reliable.
(ii) If, on such date, the Common Stock is not listed or traded on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be

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as determined by the Company in its discretion using a reasonable method exercised in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and if it is determined by the Company to be applicable, in any other manner permitted in accordance with Sections 409A or 422(b) of the Internal Revenue Code of 1986, as amended, and any applicable notices, rulings and regulations promulgated thereunder, if applicable.
(c)Compliance. Notwithstanding the foregoing, the Company shall not be required to issue or deliver the stock certificate pursuant to Section 7(a) hereof until it has complied with all requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, any securities exchange or automated quotation system on which the Company’s Common Stock may then be listed, and all applicable state laws in connection with the issuance of the Option Shares or their listing on said securities exchange or system. When the Option Holder exercises any portion of this Option, the Option Holder shall execute and deliver to the Company an investment letter in a form satisfactory to the Company containing such representations of as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws. This requirement shall not apply if the Company has registered the issuance of the Option Shares under federal and state securities laws.
(d)Legend. Each certificate for the purchased Option Shares shall bear the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

8.	REPRESENTATIONS OF THE OPTION HOLDER.
The Option Holder hereby represents and warrants (a) that the Option Holder has been furnished with all information that the Option Holder has requested for the purpose of evaluating the Option and potential exercise of the Option in the Company’s securities, (b) that the Option Holder is acquiring the Option and, upon exercise of the Option, the Common Stock, for his own account and not with a view to or for sale in connection with any distribution in any manner that would violate applicable securities laws, but without prejudice to Option Holder’s rights to dispose of the Option and/or the underlying Common Stock to be purchased by the Option Holder to a transferee or transferees, in accordance with such laws if at some future time the Option Holder deems it advisable to do so, (c) the Option Holder has the financial capability of assuming the economic risk of an investment in the Company, and (d) the Option Holder is an “Accredited Investor” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

9.	NOTICES.
Each notice relating to this Agreement shall be in writing and delivered in person or by facsimile, e-mail or certified mail to the following addresses:

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If to the Company:
3355 Bee Caves Road, Suite 608
Austin, TX 78746
Attention: Chief Executive Officer
Email:    Kenny@vyey.com
If the Option Holder:
Kenneth Hill
3355 Bee Caves Road, Suite 608
Austin, TX 78746
or to such other address as either party hereto may hereinafter duly give to the other.

10.	Binding.
This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, assigns, heirs and administrators.

11.	Entire Agreement.
This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

12.	Governing Law.
This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

13.	Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

VICTORY ENERGY CORPORATION

By:
Name: Kenneth Hill
Title: Chief Executive Officer

OPTION HOLDER

Name: Kenneth Hill

Exercise of Option To Purchase Shares

To: Victory Energy Corporation
Pursuant to the terms Section 7(b) of the Option Agreement, dated August 21, 2017 (the “Option Agreement”), the undersigned hereby exercises the within Option to acquire in a cashless exercise ______ shares (the “Shares”) of the Common Stock of Victory Energy Corporation (the “Company”) granted under the Option Agreement.
In the event the Shares are not registered under the Securities Act of 1933, as amended, the undersigned shall provide such representations as may be required by the Company to fulfill any exemptions that may be sought under said Act. Kindly issue the certificate for the Shares in accordance with the instructions given below:

__________________________________
Signature

Instructions for issuance of common stock:

_____________________________________
Name
_____________________________________

_____________________________________
Address

_____________________________________
Social Security Number